UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2020

COLLIER CREEK HOLDINGS

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-38686	98-1425274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 58th Floor

New York, New York 10166

 (Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (212) 355-5515

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable Warrant to purchase one Class A ordinary share	CCH.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	CCH	New York Stock Exchange
Warrants, exercisable for one Class A ordinary shares for $11.50 per share	CCH WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

On June 5, 2020, Utz Brands Holdings, LLC (“Utz” or the “Company”), a Delaware limited liability company, Collier Creek Holdings (“Collier Creek” or “PubCo”) and the Sellers (as defined below) announced that Collier Creek, Utz and the Sellers entered into a definitive business combination agreement (the “Business Combination Agreement”). This Form 8-K is being filed to describe the material terms of the Business Combination Agreement and related agreements, which are filed as exhibits herewith.

Item 1.01	Entry Into A Material Definitive Agreement.

Business Combination Agreement

The Business Combination Agreement, dated June 5, 2020 (the “Effective Date”), was entered into by and among PubCo, Utz, Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”) and Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R” and, collectively with Series U, the “Sellers”).

The Business Combination Agreement and the transactions contemplated thereby were unanimously approved by the board of directors of PubCo and by the board of managers of Utz.

The Business Combination

The Business Combination Agreement provides for the consummation of the following transactions (collectively, the “Business Combination”): (a) PubCo will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which PubCo will change its name to “Utz Brands, Inc.”; (b) the Sellers will amend and restate Utz’s limited liability company agreement (the “Company A&R LLCA”) to, among other things, increase the capitalization of Utz to permit the issuance and ownership of interests in Utz as contemplated by the Business Combination Agreement and admit PubCo as the managing member of Utz; (c) PubCo will acquire certain equity interests of Utz (i) Utz, which proceeds will be used to pay transaction expenses and reduce existing indebtedness and (ii) from the Sellers as well as certain equity interests of equityholders of the Sellers (which will be immediately redeemed at the Closing by the Sellers for additional equity interests of Utz), in exchange for a combination of cash consideration and shares of newly issued Class V common stock, par value $0.0001 per share, of PubCo, which will have no economic value, but will entitle the Sellers to one vote per issued share and will be issued on a one-for-one basis for each membership unit in Utz (each, an “Utz Unit”) retained by the Sellers following the Business Combination. The Company A&R LLCA will provide the Sellers the right to exchange their retained Utz Units, together with the cancelation of an equal number of shares of Class V common stock, for Class A common stock of PubCo, subject to certain restrictions set forth therein. Certain of the Utz Units retained by the Sellers will, subject to performance based vesting conditions set forth in the Company A&R LLCA, (i) be restricted, (ii) not be exchangeable for Class A common stock of PubCo until vested, and (iii) will accrue the right to distributions on Utz Units from Utz, such distributions to be payable upon vesting. Any such restricted Utz Units that have not vested by the tenth anniversary of the Closing shall be automatically cancelled.

Immediately prior to the consummation of the Business Combination (the “Closing”), PubCo will effect the Domestication pursuant to which (a) each Class A ordinary share and each Class B ordinary share of PubCo will automatically convert into one share of Class A common stock of PubCo (excluding, however, an aggregate of 2,000,000 Class B ordinary shares held by Collier Creek Partners, LLC (the “Sponsor”) and PubCo’s independent directors, which will instead automatically be converted into 2,000,000 shares of Class B common stock of PubCo pursuant to the Sponsor Side Letter Agreement (as defined below)) and (b) the outstanding warrants to purchase Class A ordinary shares of PubCo will automatically become exercisable for Class A common stock of PubCo.

Following the consummation of the Business Combination, the combined company will be organized in an “Up-C” structure, in which substantially all of the assets and business of PubCo will be held by Utz. The combined company’s business will continue to operate through the subsidiaries of Utz and PubCo’s sole direct asset will be the equity interests of Utz held by it.

Concurrent with the Closing, PubCo will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with the Sellers. Pursuant to the Tax Receivable Agreement, PubCo will be required to pay the Sellers 85% of the amount of savings, if any, in U.S. federal, state and local income tax that PubCo actually realizes as a result of the increases in tax basis and certain other tax benefits related to the payment of the cash consideration pursuant to the Business Combination Agreement and any exchanges of Utz Units for Class A common stock of PubCo.

In addition, in connection with the consummation of the Business Combination, PubCo will, among other things, enter into at Closing with the applicable Sellers, the Sponsor and certain other parties, (i) an investor rights agreement relating to, among other things, the composition of the board of directors of PubCo following the Business Combination, certain customary registration rights and lockup restrictions and (ii) a standstill agreement relating to certain prohibited actions regarding acquisition of additional common stock of PubCo and certain governance matters for a specified period of time after the Closing.

Representations and Warranties, Covenants

Under the Business Combination Agreement, the parties to the agreement made customary representations and warranties for transactions of this type regarding themselves. The representations and warranties made under the Business Combination Agreement generally will not survive the Closing, subject to certain exceptions, including, among others, representations and warranties relating to certain prohibited affiliate transactions. In addition, the parties to the Business Combination Agreement agreed to be bound by certain covenants that are customary for transactions of this type. The covenants made under the Business Combination generally will not survive the Closing, subject to certain exceptions, including, among others, certain covenants and agreements that by their terms are to be performed in whole or in part after the Closing.

Conditions to Each Party’s Obligations

The consummation of the Business Combination is subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (a) the approval and adoption by PubCo’s shareholders of the Business Combination Agreement and transactions contemplated thereby; (b) if required, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (c) the absence of a Material Adverse Effect (as defined in the Business Combination Agreement) since the Effective Date; and (d) the cash proceeds from the trust account established for the purpose of holding the net proceeds of Collier Creek’s initial public offering, net of any amounts paid to PubCo’s shareholders that exercise their redemption rights in connection with the Business Combination, plus the aggregate proceeds of any permitted equity financing under the Business Combination Agreement and aggregate gross proceeds of the forward purchase agreements by and among the Sponsor, PubCo and PubCo’s independent directors, equaling no less than $300,000,000 at the Closing.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including (i) by written notice from the Sellers or PubCo to the other party or parties, if the Closing has not occurred by October 11, 2020, which date shall be automatically extended to no later than the six month anniversary of the Effective Date upon the occurrence of certain events (the “Outside Date”), provided that such right to terminate is not available to either the Sellers or PubCo if such party exercising the right is in material breach of its representations, warranties, covenants or agreements under the Business Combination Agreement (including, with respect to the Sellers, any breach by Utz).

A copy of the Business Combination Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto.

Sponsor Side Letter Agreement

Concurrent with the execution of the Business Combination Agreement, the Sponsor, certain equityholders of the Sponsor and PubCo’s independent directors entered into a Sponsor Side Letter Agreement (the “Sponsor Side Letter Agreement”), pursuant to which, at Closing, an aggregate of 2,000,000 Class B ordinary shares of PubCo held by the Sponsor and PubCo’s independent directors will automatically convert into 2,000,000 shares of Class B common stock of PubCo, comprised of 1,000,000 shares of Series B-1 non-voting common stock, par value $0.0001 per share, and 1,000,000 shares of Series B-2 non-voting common stock, par value $0.0001 per share. All such shares of Class B common stock are restricted shares that are subject to certain performance-based conversion events and upon the occurrence of which such Class B common stock would convert on a one-for-one basis into Class A common stock of PubCo. The shares of Class B common stock will accrue and be entitled to dividends paid on the Class A common stock, with such dividends payable upon the conversion of the shares of Class B common stock into shares of Class A common stock. Any shares of Class B common stock that have not converted into shares of Class A common stock by the tenth anniversary of the Closing shall be automatically cancelled.

A copy of the Sponsor Side Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference, and the foregoing description of the Sponsor Side Letter Agreement is qualified in its entirety by reference thereto.

Unit Purchase Agreement

Concurrent with the execution of the Business Combination Agreement, PubCo, the Sellers and BSOF SN LLC, a Delaware limited liability company (“UPA Seller”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”), pursuant to which, substantially simultaneously with Closing, PubCo will purchase an aggregate of 125,000 Series A Preferred Units of the Sellers and 102,060.14 Common Units of the Sellers from UPA Seller (the “Unit Purchase”). Under the Unit Purchase Agreement, the parties to the agreement made customary representations and warranties for transactions of this type regarding themselves. The representations and warranties made under the Unit Purchase Agreement will not survive the consummation of the Unit Purchase. The consummation of the Unit Purchase is subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation, the Closing of the Business Combination, and shall be consummated substantially simultaneously with the Business Combination. The Unit Purchase Agreement will terminate automatically upon the termination of the Business Combination Agreement or otherwise in accordance with its terms.

A copy of the Unit Purchase Agreement is attached as Exhibit 10.2 hereto and is incorporated herein by reference, and the foregoing description of the Unit Purchase Agreement is qualified in its entirety by reference thereto.

Item 7.01	Regulation FD Disclosure.

On June 5, 2020, Collier Creek issued a press release announcing the execution of the Business Combination Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that Collier Creek has prepared for use in connection with various meetings and conferences with investors.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act, of 1934, as amended (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Additional Information

Collier Creek intends to file a registration statement with the Securities and Exchange Commission (the “SEC”) which will include a preliminary proxy statement and preliminary prospectus of Collier Creek in connection with the proposed Business Combination and, after the registration statement is declared effective, will mail a proxy statement/prospectus and other relevant documents to its shareholders. Collier Creek’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, any amendments thereto, and the definitive proxy statement/prospectus in connection with Collier Creek’s solicitation of proxies for the special meeting to be held to approve the Business Combination as these materials will contain important information about Utz and Collier Creek and the proposed Business Combination. The definitive proxy statement/prospectus will be mailed to the shareholders of Collier Creek as of a record date to be established for voting on the Business Combination. Such shareholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: Collier Creek Holdings, 200 Park Avenue, 58th Floor, New York, NY 10166, attention: Bradford Williams (williams@cc.capital).

Participants in the Solicitation

Collier Creek, Utz and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Collier Creek’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Collier Creek’s directors and officers in Collier Creek’s filings with the SEC, including Collier Creek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 12, 2020, and such information and names of Utz’s directors and executive officers will also be in the Registration Statement on Form S-4 to be filed with the SEC by Collier Creek, which will include the proxy statement/prospectus of Collier Creek for the Business Combination. Shareholders can obtain copies of Collier Creek’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov, or by directing a request to: Collier Creek Holdings, 200 Park Avenue, 58th Floor, New York, NY 10166, attention: Bradford Williams (williams@cc.capital).

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law.

Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Collier Creek’s and Utz’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Collier Creek’s and Utz’s expectations with respect to future performance and anticipated financial impacts of the proposed Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Collier Creek’s and Utz’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the outcome of any legal proceedings that may be instituted against Collier Creek and Utz following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the shareholders of Collier Creek or other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the Business Combination to fail to close; (5) the amount of redemption requests made by Collier Creek’s shareholders; (6) the inability to obtain or maintain the listing of the post-business combination company’s common stock on the New York Stock Exchange following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations; (8) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that Utz or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the proposed Business Combination, including those included in the section “Risk Factors”, and in Collier Creek’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Collier Creek considers immaterial or which are unknown. It is not possible to predict or identify all such risks. Collier Creek cautions that the foregoing list of factors is not exclusive. Collier Creek cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Collier Creek does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1†	Business Combination Agreement, dated as of June 5, 2020, by and among Collier Creek Holdings, Series U of UM Partners, LLC, Series R of UM Partners, LLC and Utz Brands Holdings, LLC

10.1	Sponsor Side Letter Agreement, dated as of June 5, 2020, by and among Collier Creek Holdings, Collier Creek Partners, LLC and the other parties thereto

10.2	Unit Purchase Agreement, dated as of June 5, 2020, by and among Collier Creek Holdings, BSOF SN LLC, Series U of UM Partners, LLC, and Series R of UM Partners, LLC

99.1	Press Release, dated June 5, 2020

99.2	Investor Presentation, dated June 2020

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Collier Creek agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2020	COLLIER CREEK HOLDINGS

	By:	/s/ Jason K. Giordano
	Name:	Jason K. Giordano
	Title:	Co-Executive Chairman